Registration  No. 333-

     As filed with the Securities and Exchange Commission on December 11, 1998.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          ALLIED WASTE INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)


          Delaware                                  88-0228636
(State or Other Jurisdiction of
Incorporation or Organization)         (I.R.S. Employer Identification Number)


                   15880 North Greenway/Hayden Loop, Suite 100
                            Scottsdale, Arizona 85260
                                 (602) 423-2946
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

             ALLIED WASTE INDUSTRIES, INC. 1991 INCENTIVE STOCK PLAN
                              (Full Title of Plan)

                                Henry L. Hirvela
                          Allied Waste Industries, Inc.
                   15880 North Greenway/Hayden Loop, Suite 100
                            Scottsdale, Arizona 85260
                                 (602) 423-2946
     (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                 With copies to:
                               Karen C. McConnell
                                 Fennemore Craig
                      3003 North Central Avenue, Suite 2600
                             Phoenix, Arizona 85012
                                 (602) 916-5307

                         CALCULATION OF REGISTRATION FEE
--------------------------- ------------------------ ------------------------ ------------------------ ------------------------
                                                        Proposed Maximum             Proposed
         Title of                  Amount to                Offering             Maximum Aggregate            Amount of
     Securities to be          be registered (1)       Price Per Share (2)      Offering Price (2)      Registration Fee (2)
        Registered
--------------------------- ------------------------ ------------------------ ------------------------ ------------------------
--------------------------- ------------------------ ------------------------ ------------------------ ------------------------
 Common Stock, par value           9,211,784                $20.40625             $187,977,967.30              $55,454
      $.01 per share
--------------------------- ------------------------ ------------------------ ------------------------ ------------------------


(1) Pursuant to Rule 416(a), also registered hereunder is an indeterminate number of shares of Common Stock issuable as a result of the anti-dilution provisions of the Plan.

(2) Pursuant to Rule 457(c), the registration fee is calculated on the basis of the high and low prices per share of Common Stock, as reported by the Nasdaq Stock Market, Inc. on December 8, 1998. Pursuant to General Instruction E. to Form S-8, the registration fee is calculated only with respect to the additional securities registered under the Plan.

PART I            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Items 1 and 2 of Part I of Form S-8 will be sent or given to employees as specified in Rule 428(b)(l) and, in accordance with the instructions to Part I, are not filed with the Securities and Exchange Commission (the "Commission") as part of this Registration Statement.

PART II  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   ITEM 3.    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         This registration statement registers additional securities related to the Allied Waste Industries, Inc. 1991 Incentive Stock Plan of the same class as other securities for which a registration statement on Form S-8, no. 33-42354 (the "Previous Registration Statement"), has been previously filed and is effective. Pursuant to General Instruction E of Form S-8, the contents of the Previous Registration Statement are incorporated herein by reference.

         In addition, the following documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference (i) the Company's Annual Report on form 10-K for the year ended December 31, 1997; (ii) the Company's Quarterly Reports on Form 10-Q, for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998; (iii) the Company's Definitive Proxy Materials in accordance with Schedule 14A related to the annual meeting held May 28, 1998;
(iv) the Company's Definitive Proxy Materials in accordance with Schedule 14A related to the special meeting held October 15, 1998; (v) the Company's Current Reports on Form 8-K dated May 18, 1998, August 21, 1998, August 28, 1998, October 29, 1998, October 30, 1998, November 25, 1998, December 7, 1998 and December 8, 1998; (vi) the Company's Current Report on Form 8-K/A dated August 28, 1998; (vii) the description of the Common Stock set in the Company's Form 10 dated May 14, 1991; and (viii) and all other reports filed by the Company pursuant to Section 13(a), 14 or 15(d) of the Exchange Act since December 31, 1997.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and before the termination of the Offering will be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement.

         The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference in this Prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates. In addition, a copy of the Company's most recent annual report to stockholders will be promptly furnished, without charge, upon written or oral request. All such requests should be directed to Allied Waste Industries, Inc., 15880 North Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona 85260, Attn:
Investor Relations, telephone (602) 423-2946.

   ITEM 8.    EXHIBITS

                  Exhibit                   Description
                  -------                  -------------

3.1        Amended  Certificate of Incorporation of the Company.
           Exhibit 3.1 to the Company's  report on Form 10-K for
           the  fiscal   year  ended   December   31,   1996  is
           incorporated herein by reference.

3.2 Amendment to Amended Certificate of Incorporation of the Company. Exhibit 3.4 to the Company's report on Form 10-Q for the quarter ended September 30, 1998 is incorporated herein by reference.

3.3 Amended and Restated Bylaws of the Company as of May 13, 1997. Exhibit 3.2 to the Company's report on
           Form 10-Q for the quarter ended June 30, 1997 is incorporated herein by reference.

5.1      Opinion of Steven M. Helm

23.1    Consent of Arthur Andersen LLP

23.2     Consent of Ernst & Young LLP

23.3    Consent of Sweeney Conrad, P.C.

23.4    Consent of Seven M. Helm  (included in Exhibit 5.1 opinion)

24.1     Power of Attorney (included in signature page)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on December 11, 1998.

                          ALLIED WASTE INDUSTRIES, INC.

                          By:        /s/HENRY L. HIRVELA
                              -----------------------------------------
                                       Henry L. Hirvela
                                  Vice President - Chief Financial Officer

                                POWER OF ATTORNEY

         Each of the undersigned hereby appoints Roger A. Ramsey, Henry L. Hirvela, James S. Eng, and each of them, with full power to act alone, as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons and in the capacities indicated on December 11, 1998.

                    Signature                    Title
                    ----------                   ------

/s/ ROGER A. RAMSEY                   Chairman of the Board of Directors
---------------------------
Roger A. Ramsey

/s/ THOMAS H. VAN WEELDEN             Director, President and Chief Executive
--------------------------            Officer
Thomas H. Van Weelden                 (Principal Executive Officer)

/s/ HENRY L. HIRVELA                  Vice President - Chief Financial Officer
--------------------------            (Principal Financial Officer)
Henry L. Hirvela

/s/ JAMES S. ENG                      Controller
--------------------------            (Principal Accounting Officer)
James S. Eng

/s/ NOLAN LEHMANN                     Director
--------------------------
Nolan Lehmann

/s/ DAVID B. KAPLAN                   Director
--------------------------
David B. Kaplan

/s/ MICHAEL GROSS                     Director
--------------------------
Michael Gross

/s/ ANTONY P. RESSLER                 Director
--------------------------
Antony P. Ressler

/s/ HOWARD A. LIPSON                  Director
--------------------------
Howard A. Lipson

/s/ DENNIS HENDRIX                    Director
--------------------------
Dennis Hendrix

/s/ WARREN B. RUDMAN                  Director
-------------------------
Warren B. Rudman

/s/ VINCENT TESE                      Director
-------------------------
Vincent Tese


                                  EXHIBIT INDEX

                                                                                     Sequentially
                                                                                       Numbered
Exhibit            Description                                                            Page
-------            -----------                                                        ------------

3.1      Amended Certificate of Incorporation of the Company. Exhibit 3.1 to the
         Company's report on Form 10-K for the fiscal year ended December 31, 1996 is incorporated herein by reference.

3.2      Amendment  to Amended  Certificate  of  Incorporation  of the  Company.
         Exhibit 3.4 to the Company's  report on Form 10-Q for the quarter ended
         September 30, 1998 is incorporated herein by reference.

3.3      Amended and Restated Bylaws of the Company as of May 13, 1997.  Exhibit
         3.2 to the Company's report on Form 10-Q for the quarter ended June 30, 1997 is incorporated herein by reference.

5.1      Opinion of Steven M. Helm

23.1     Consent of Arthur Andersen LLP

23.2     Consent of Ernst & Young LLP

23.3     Consent of Sweeney Conrad, P.C.

23.4     Consent of Steven M. Helm
          (included in Exhibit 5.1 opinion)

24.1     Power of Attorney (included in signature page)

